UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2015

GENUFOOD ENERGY ENZYMES CORP.

(Exact name of registrant as specified in charter)

Nevada	333-171784	68-0681158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 South Figueroa Street, Suite 4050 Los Angeles, California	90017
(Address of principal executive offices)	(Zip Code)

(213) 330-4300

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01.

Changes In Registrant's Certifying Accountant.

(a)  Previous Independent Registered Public Accounting Firm.

On April 1, 2015, Genufood Energy Enzymes Corp. (the "Company") dismissed its independent registered public accounting firm, M&K CPAS, PLLC (the “Former Accountant”).  The Company's decision to dismiss the Former Accountant was approved by its Board of Directors on April 1, 2015.

The report of the Former Accountant on the financial statements of the Company for each of the two most recent fiscal years, and its reviews of interim financial statements contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.  There have been no disagreements with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Accountant, would have caused the Former Accountant to make reference thereto in its report on the Company’s financial statements.

The Company has requested that the Former Accountant furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  The requested letter is attached as Exhibit 16.1 to this Form 8-K.

(b)  Appointment of New Independent Registered Public Accounting Firm.

On April 3, 2015, the Company’s Board of Directors approved the engagement of Farber Hass Hurley LLP (“FHH”) as its principal accountant to audit the Company’s financial statements as successor to the Former Accountant.  During the Company's two most recent fiscal years or subsequent interim period, the Company has not consulted with the entity of FHH regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, nor did the entity of FHH provide advice to the Company, either written or oral, that was an important factor considered by the Company  in reaching a decision as to the accounting, auditing or financial reporting issue.

Further, during the Company's two most recent fiscal years or subsequent interim period, the Company has not consulted the entity of FHH on any matter that was the subject of a disagreement or a reportable event.

Item 9.01.

Financial Statements and Exhibits.

(c) Exhibits.

16.1

Letter from Formal Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENUFOOD ENERGY ENZYMES CORP.

Date: April 7, 2015	By:	/s/ Yi Lung Lin
Yi Lung Lin, Director